UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2024

Date of Report (Date of earliest event reported)

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9777 Wilshire Blvd., #400 Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N./A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Effective as of December 31, 2024, Jaspreet Mathur (the “Holder”), Chief Executive Officer, Chairman, and a greater than 10% shareholder in Limitless X Holdings Inc. (the “Company”) entered into a promissory note dated December 27, 2024 (the “Promissory Note”), in the amount of $200,000.00 plus accrued interest at the agreed upon rate of 12% fixed equaling the total sum of $212,000.00 (the “Full Balance”). The Company will pay Holder the Full Balance on or before the Maturity Date (defined herein below) The Maturity Date of the Promissory Note is (i) June 27, 2024, or (ii) the date on which the Company secures funding of at least $1 million in an offering, whichever comes first (the “Maturity Date”). Additionally, in consideration for Holder’s willingness to enter into the Promissory Note, the Company shall cause to be issued in the aggregate 70,000 shares of the Company’s common stock to the Holder within three business days after the effective date of December 31, 2024. The issuance of restricted shares of the Company’s common stock pursuant to the Promissory Note is exempt from registration under Section 4(a)(2) of the Securities Act. The Holder is sophisticated and represented in writing that he is an accredited investor and acquired the securities for his own account for investment purposes. A legend will be placed on the stock certificates issued to Holder stating that the securities are “restricted securities” under Rule 144 of the Securities Act, have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Promissory Note provides that, following “Events of Default” (as defined in the Promissory Note attached at Exhibit 10.1), all sums of principal and interest on this Note shall be immediately due and payable. Upon any demand or Event of Default, Maker shall pay to Holder all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and legal costs incurred or paid by Holder on account of such collection, whether or not suit is instituted, plus default interest on any unpaid amount at a rate of 3% accruing monthly. After acceleration of the indebtedness evidenced by the Promissory Note, such indebtedness shall continue to bear interest at the rate set forth therein.

The foregoing is only a summary of the material terms of the Promissory Note and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Promissory Note is qualified in its entirety by reference to the forms of such agreement, which is filed as Exhibit 10.1 on this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02(b) Departure of Directors or Certain Officers

Effective as of December 30, 2024, Kenneth Haller resigned from the board of directors and his position as President. Mr. Haller did not have any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Item 5.02(d) Election of Directors

On December 31, 2024, our board of directors elected Arthur Sarkissian to the board of directors, effective as of January 1, 2025. His term will expire at our next annual shareholders meeting. Mr. Sarkissian, 75 years old, is an established Hollywood producer. Over the course of his career, Mr. Sarkissian has developed and produced feature films that have dominated the domestic and global landscape, with box office receipts totaling close to one billion dollars. His biggest hits include the $900 million Rush Hour franchise, While You Were Sleeping, Last Man Standing, The Foreigner, The Protégé, Kill the Irishman, Memory, Vegas TV Series on CBS and many more. Since March 2014, Mr. Sarkissian has been the sole owner of Fourteen Films Inc. Mr. Sarkissian is well known for his entrepreneurial spirit and creativity, and we are confident that his experience and skillsets make him an appropriate fit to serve as a director of Limitless X Holdings, Inc. Upon joining the Board, Mr. Sarkissian will receive grant of 100,000 restricted shares of the Company’s common stock.

There are no arrangements or understandings between Mr. Sarkissian and any other persons pursuant to which he was selected as a director of the Company and there are no transactions or proposed transactions in which Mr. Sarkissian has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. Mr. Sarkissian does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. At this time, Mr. Sarkissian has not been appointed to any committees.

Item 8.01 Other Events.

The Company entered into a consultant compensation agreement (“Consulting Agreement”) with Kourous Ghasaban (the “Consultant”) effective as of December 21, 2024. The Consultant will provide the Company with various services, including strategic introductions and efforts in marketing and public relations with various brands, assisting in the creation of joint venture opportunities with influencers and other product opportunities, and maintaining positive relationships with the Company’s influencer clientele.

For his services, the Consultant will receive restricted shares of the Company’s common stock equal to $1,000,000 payable over the 3-year term of the Consulting Agreement. The Consultant will be issued shares on a semi-annual basis in the amount of $166,666.66 every six months. Effective as of December 31, 2024, the Company’s Board of Directors approved the first issuance of 208,334 restricted shares of the Company’s common stock to the Consultant.

Either the Company or the Consultant may terminate the Consulting Agreement for cause on 30 days’ written notice. If the Company terminates the Consulting Agreement for cause, the Consultant has a thirty-day period to remedy the breach. If the Company terminates the Consulting Agreement for cause in the first year, the Consultant is required to return the shares issued to him to the Company or reimburse the Company for the value of the shares.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Promissory Note dated December 31, 2024 between the Company and the Holder
10.2	Consulting Compensation Agreement dated December 21, 2024 by and between the Company and Kourous Ghasaban
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

Date: December 31, 2024	By:	/s/ Jaspreet Mathur
	Name:	Jaspreet Mathur
	Title:	Chief Executive Officer